Exhibit 10.2

Execution Version

GUARANTY AND SECURITY AGREEMENT

Dated as of June 28, 2019

HORNBECK OFFSHORE SERVICES, INC.,

as Borrower

EACH OF THE OTHER OBLIGORS,

and

CIT NORTHBRIDGE CREDIT LLC,

as Agent

6.2	Waiver; Deficiency	15
6.3	Non-Judicial Enforcement	15

Section 7. The Agent		15

7.1	Duty of Agent	15
7.2	Filing of Financing Statements	16
7.3	Authority of Agent	16

Section 8. Subordination of Indebtedness		16

8.1	Subordination of All Obligor Claims	16
8.2	Claims in Bankruptcy	17
8.3	Payments Held in Trust	17
8.4	Liens Subordinate	17
8.5	Notation of Records	18

Section 9. Miscellaneous		18

9.1	Waiver	18
9.2	Notices	18
9.3	Payment of Expenses, Indemnities, Etc.	18
9.4	Amendments in Writing	19
9.5	Successors and Assigns	19
9.6	Survival; Revival; Reinstatement	19
9.7	Counterparts; Execution; Entire Agreement	19
9.8	Severability	20
9.9	Set-Off	20
9.10	Governing Law; Submission to Jurisdiction	20
9.11	Waivers by Obligors	21
9.12	Acknowledgments	22
9.13	Releases	22
9.14	Acceptance	23
9.15	Incorporation by Reference	23
9.16	Intercreditor Agreements	23

SCHEDULES:
1	Notice Addresses of Obligors
2	Filings and Other Actions Required to Perfect Security Interests
3	Location of Jurisdiction of Organization and Chief Executive Office
4	Closing Date Collateral Accounts

ii

THIS GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is dated as of June 28, 2019 and is made by Hornbeck Offshore Services, Inc., a Delaware corporation (the “Borrower”), and each of the signatories identified on the signature pages hereto as Guarantors (together with Borrower, the “Obligors” and each an “Obligor”), in favor of CIT Northbridge LLC, as collateral agent and administrative agent (in such capacity and together with its successors in such capacity, the “Agent”) for certain financial institutions (the “Lenders”) from time to time party to the Senior Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, and the Agent.

R E C I T A L S:

A. The Borrower has requested that the Lenders provide revolving credit facilities to Borrower to finance the Obligors’ mutual and collective business enterprise.

B. The Lenders are willing to provide the credit facilities on the terms and conditions set forth in the Credit Agreement.

C. Each Obligor (other than Borrower) has agreed to guaranty the Obligations and each Obligor shall derive substantial and direct and indirect benefits from the making of the extensions of credit under the Credit Agreement.

D. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Obligors shall have executed and delivered this Agreement.

E. Each Obligor will obtain benefits from the incurrence of the credit facilities by the Borrower, and accordingly desires to execute this Agreement in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make the credit facilities to the Borrower.

NOW, THEREFORE, in consideration of the premises herein and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement. The following terms have the following meanings:

Agent: has the meaning assigned such term in the preamble.

Agreement: has the meaning assigned such term in the preamble.

Borrower: has the meaning assigned such term in the preamble.

Closing Date Collateral Accounts: means, as of the Closing Date, the Collateral Accounts of the Obligors that are set forth on Schedule 4 attached hereto.

Collateral: has the meaning assigned such term in Section 3.1.

Collateral Accounts: means, collectively, each Closing Date Collateral Account, each Collection Account and each Collection/Disbursement Account.

Collection Account: means each of the collection accounts established by the Borrower into which Account Debtors shall make payment on Receivables, pursuant to Section 8.2.5 of the Credit Agreement, in each case that is subject to an Account Control Agreement and as identified as a “Collection Account” on Schedule 9.1.27 attached to the Credit Agreement.

Collection/Disbursement Account: means each of the accounts established by Borrower or any other Obligor, in each case that is subject to an Account Control Agreement (as defined in the Credit Agreement) and identified as a “Collection/Disbursement” account on Schedule 9.1.27 attached to the Credit Agreement.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Credit Agreement: has the meaning assigned such term in the preamble.

Credit Card Issuer: means any Person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche an other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc. and other issuers approved by Agent.

Credit Card Processor: means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Obligor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

Credit Card Receivables: means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to an Obligor resulting from charges by a customer of an Obligor on credit or debit cards issued by such Credit Card Issuer in connection with the sale of Inventory by an Obligor, or services performed by an Obligor, in each case in the ordinary course of its business.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Foreign Specified Accounts: means (i) the account named “HON Collection/Disbursement”, account no. 167002 established by Hornbeck Offshore Navegacao, Ltda. at Banco Bradesco, and (ii) any other foreign account opened after the date hereof that is intended to be a Collateral Account.

Guaranteed Obligations: has the meaning assigned to such term in Section 2.1.

Guarantors: means the collective reference to each Obligor other than the Borrower.

Lenders: has the meaning assigned to such term in the preamble.

Obligor Claims: has the meaning assigned to such term in Section 8.1.

Obligors: has the meaning assigned to such term in the preamble.

Perfection Certificate: means the Perfection Certificate dated the Closing Date executed and delivered by the Borrower to the Agent.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Swap Obligations: with respect to an Obligor, its obligations under an ABL Hedging Agreement (as defined in the Intercreditor Agreement) that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Tax Receivables: means all federal, state, local, municipal and other tax refunds or rebates of any kind, whether from a Governmental Authority in the United States or outside of the United States.

1.2 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to an Obligor refer to the Obligor’s Collateral or the relevant part thereof.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Financial Assets,” “General Intangibles,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible”, “Securities Account”, “Securities”, “Securities Accounts,” “Securities Entitlement” and “Supporting Obligation”, and “Tangible Chattel Paper.”

1.4 Rules of Interpretation. Section 1.4 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis. All references herein to schedules shall be deemed to refer to such schedules as supplemented from time to time in accordance with this Agreement.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors jointly and severally hereby irrevocably and unconditionally guarantees to the Secured Parties and each of their respective permitted successors, indorsees, transferees and assigns, the due and punctual payment in full of all Obligations (other than Excluded Swap Obligations) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the Obligations of each Guarantor hereunder and under the other Loan Documents shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or fraudulent conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) Each Guarantor agrees that if the maturity of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Section 2 shall remain in full force and effect until the Full Payment of all the Guaranteed Obligations and all Commitments are terminated notwithstanding that from time to time during the term of the Credit Agreement, no Guaranteed Obligations may be outstanding.

(e) No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Secured Party from any Obligor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Full Payment of the Obligations and all of the Commitments have expired or are terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Full Payment of all amounts owing to the Secured Parties on account of the Guaranteed Obligations and all of the Commitments have expired or are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been irrevocably paid in full in cash or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Secured Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the Credit Agreement.

2.4 Amendments, Etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Guaranteed Obligations made by any Secured Party may be rescinded by such Secured Party or otherwise and any of the Obligations continued; (b) the Guaranteed Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Party; (c) any Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, subject to Section 14.1 of the Credit Agreement; (d) any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Guaranteed Obligations may from time to time be obligated on the Obligations or any additional security or collateral for the payment and performance of the Guaranteed Obligations may from time to time secure the Guaranteed Obligations; (f) any change in applicable law, rule or regulation or any event affecting any term of the Guaranteed Obligations; and (g) any other event shall occur which constitutes a defense or release of sureties generally. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any Property subject thereto.

2.5 Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and no notice of creation of the Guaranteed Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor hereby waives, for the benefit of Agent and each Lender: (a) any right to require Agent or any Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other Guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account, securities account or commodities account or credit on the books of Agent or any Lender in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to the Credit Agreement and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Without limiting the generality of the foregoing, each Guarantor incorporated under the laws of Mexico hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, all rights and benefits of orden, excusión, division, quita, novación, espera and/or modificación and any other rights specified in Articles 2813, 2814,2815, 2816, 2817, 2818, 2819,

2820, 2821, 2822, 2823, 2826, 2827, 2829, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and 2849, and any other related or applicable Articles of the Código Civil Federal of Mexico and the Código Civil of each State of Mexico. Each of the Guarantors incorporated under the laws of Mexico hereby expressly and irrevocably represents that it has full knowledge about the content of such Articles described above, and therefore, such Articles are not required to be transcribed herein.

2.6 Guaranty Absolute and Unconditional.

(a) Each Guarantor understands and agrees that the guarantee contained in this Section 2 is, and shall be construed as, a continuing, complete, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i) the invalidity or unenforceability of any Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower or any other Person against any Secured Party;

(iii) the insolvency, bankruptcy arrangement, reorganization, concurso mercantil, quiebra, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv) any sale, lease or transfer of any or all of the assets of Borrower or any other Guarantor, or any changes in the shareholders of a Borrower or a Guarantor;

(v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor;

(vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii) the absence of any attempt to collect the Obligations or any part of them from any Obligor;

(viii) (A) any Secured Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Secured Party’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Secured Parties or any of them for any reason; or (G) failure by any Secured Party to file or enforce a claim against Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(ix) any change in the time, manner or place of payment of, or in any other term of all or any of the Obligations; or

(x) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.4 (with or without notice to or knowledge of Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of such Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.

(b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(c) This Agreement is a continuing guaranty and shall remain in effect until the Full Payment of all of the Guaranteed Obligations and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Agreement as to future transactions giving rise to any Obligations.

2.7 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, concurso mercantil, quiebra, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

2.8 Payments. Each Guarantor hereby guarantees that payments under this Section 2 will be paid to the Administrative Agent, for the ratable benefit of the Secured Parties, without setoff, deduction or counterclaim in dollars, in immediately available funds, at the offices of the Agent specified in the Credit Agreement. If acceleration of the time for payment of any Guarantor Obligation is stayed by reason of the insolvency or receivership of any Guarantor or otherwise, all Guarantor Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantors hereunder.

2.9 Keepwell. Each Guarantor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Guarantor with respect to such Swap Obligation as may be needed by such Guarantor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 2.9 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

SECTION	3. GRANT OF SECURITY INTEREST AND PLEDGE OF EQUITY INTERESTS

3.1 Collateral. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Obligor hereby pledges, assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of the following Property now owned or at any time hereafter acquired by it or in which such Obligor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a) all Accounts and Credit Card Receivables;

(b) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper) and Payment Intangibles, in each case solely to the extent relating to or arising from Accounts or Credit Card Receivables;

(c) all Collateral Accounts (and all cash, checks and other negotiable instruments, funds, Automated Clearing House transfers, wired funds, Investment Property, credit balances and any other evidences of payment held therein or credited thereto) (in each case, other than cash, checks and other negotiable instruments, funds, Automated Clearing House transfers, wired funds, Investment Property, credit balances and any other evidences of payment held therein or credited thereto to the extent constituting identifiable proceeds of the Term Priority Collateral (as defined in the Intercreditor Agreement) other than Inventory);

(d) solely to the extent related to Accounts and Credit Card Receivables, all Securities Accounts, Security Entitlements and Securities credited thereto (in each case except to the extent constituting identifiable proceeds of the Term Priority Collateral (as defined in the Intercreditor Agreement) other than Inventory);

(e) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Payment Intangibles, Instruments (including promissory notes), Commercial Tort Claims, Letters of Credit, Letter of Credit Rights, and Supporting Obligations; provided, however, that the foregoing shall not include any Intellectual Property;

(f) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing);

(g) proceeds of business interruption insurance; and (h) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing in whatever form received (including proceeds of credit insurance, refunds, rebates and any other insurance and claims against third parties (in each case, regardless of whether Agent is the loss payee thereof)).

3.2 Lien on Collateral Accounts; Cash in Collateral Accounts.

(a) Collateral Accounts. To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Collateral Account of such Obligor. Each Obligor hereby authorizes and directs each bank or other depository with respect to a Collateral Account to deliver to Agent, upon request, all balances in any Collateral Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request. Obligors shall deliver (i) on the Closing Date, such Account Control Agreements as required by Section 6.1(c) of the Credit Agreement and (ii) on the dates described on Schedule 10.1.12, such Account Control Agreements as required thereby. For any Collateral Account established from and after the Closing Date, Obligors shall deliver Account Control Agreements within ten (10) Business Days of establishing such newly established Collateral Accounts. All proceeds from Accounts shall be deposited into a Collateral Account in accordance with the Credit Agreement.

(b) Cash in Collateral Accounts. Cash held in the Collateral Accounts may be invested, at Agent’s discretion (with the consent of Obligors, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all cash and Cash Equivalents held in the Collateral Accounts. Following an Event of Default, Agent may apply cash and Cash Equivalents held in Collateral Accounts to payment of such Obligations as they become due, in such order as Agent may elect. All cash and Cash Equivalents held in Collateral Accounts shall be under the control of Agent, on behalf of the Secured Parties, as described in the Credit Agreement.

3.3 Lien on Securities Accounts; Investment Property in Securities Accounts.

(a) Securities Accounts. To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Securities Account of such Obligor, to the extent related to any of the other Collateral. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Collateral Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request. Only with respect to those Securities Accounts that related to other Collateral, Obligors shall establish Account Control Agreements (i) with respect to the Securities Accounts owned by the Obligors as of the Closing Date on the Closing Date and (ii) with respect to any Securities Account that was opened or otherwise acquired by an Obligor after the Closing Date, within ten (10) Business Days after the opening of such Securities Account.

(b) Cash in Collateral Accounts. Cash held in the Collateral Accounts may be invested, at Agent’s discretion (with the consent of Obligors, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all cash and Cash Equivalents held in the Collateral Accounts. Agent may apply cash and Cash Equivalents held in Collateral Accounts to payment of such Obligations as they become due, in such order as Agent may elect. All cash and Cash Equivalents held in Collateral Accounts and related Collateral Accounts shall be under the control of Agent, on behalf of the Secured Parties, as described in the Credit Agreement.

3.4 Limitations. The Lien on the Collateral granted hereunder is given as security only and shall not subject Agent or any Secured Party to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Documents secure an Excluded Swap Obligation of the granting Guarantor.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Secured Parties to enter into the Loan Documents and to induce the Lenders to make loans to the Borrower thereunder, each Obligor hereby represents and warrants to the Agent and each Secured Party that:

4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 9 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that (a) each reference in each such representation and warranty to Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge, (b) any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein), and (c) to the extent any such representation and warranty is expressly limited to an earlier date, such representation and warranty shall be true and correct, as qualified, as of such specified earlier date.

4.2 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and as set forth in the following sentence, each Obligor has good title to its Collateral. Except for Permitted Liens, the Collateral is free and clear of any and all Liens and the applicable Obligor has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the Security Instruments, and/or to evidence Permitted Liens.

4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings specified on Schedule 2 or the taking of possession or control by the Agent of the Collateral with respect to which a security interest may be perfected only by possession or control and the completion of all such other filings and required actions specified on Schedule 2 will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Obligors and any Persons purporting to purchase any Collateral from the Obligors and (b) are prior to all other Liens on the Collateral, and the Collateral is otherwise subject only to Permitted Liens that are expressly permitted under the Credit Agreement.

4.4 Obligor Information. As of the date hereof, the correct legal name of each Obligor, all names and trade names that each Obligor has used in the last five years, each Obligor’s jurisdiction of organization and each jurisdiction of organization of each Obligor over the last five years, organizational number, taxpayer identification number, and the location(s) of each Obligor’s chief executive office or sole place of business over the last five years are specified on Schedule 3.

4.5 Benefit to the Guarantor. Borrower is a member of an affiliated group of companies that includes each Guarantor and Borrower, and the other Guarantors are engaged in related businesses. Each Guarantor is an Affiliate of Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of its business and the business of each other Guarantor and Borrower.

4.6 Perfection Certificate and Other Information Regarding Collateral. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date.

SECTION 5. COVENANTS

Each Obligor covenants and agrees with the Agent and the Secured Parties that, from and after the Closing Date until the Full Payment of the Obligations and all of the Commitments shall have terminated:

5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Obligors shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever except Permitted Liens.

(b) At any time and from time to time, upon the reasonable request of the Agent, the Obligors will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Obligors will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement (including, without limitation, the perfection and Lien priority set forth herein) and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby. Each Obligor hereby ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

5.3 Changes in Locations, Name, Etc. Each Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor maintains any Collateral or is organized. No Obligor will cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or form of organization or in the jurisdiction in which it is formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, it shall have (i) notified the Agent in writing of such change at least five (5) Business Days after the effective date of such change (or such other time period agreed to in writing by the Agent), and (ii) taken, or caused to be taken, all action necessary and appropriate for the purpose of maintaining the perfection and priority of the Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section 5.3, the Obligor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Agent’s security interest in the Collateral.

SECTION 6. REMEDIAL PROVISIONS

6.1 Code and Other Remedies.

(a) If an Event of Default exists, the Agent, on behalf of the Secured Parties, (i) may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Credit Agreement and the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity and (ii) without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, notice of intent to accelerate, notice of acceleration advertisement or notice of any kind (except any notice required by law referred to below, which cannot be waived by law and any notice that is expressly required under this Agreement or any other Loan Document) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as the Required Lenders may deem advisable and at such prices as the Required Lenders may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Obligor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Obligor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Obligor’s premises or elsewhere. Any such sale or transfer by the Agent either to itself or to any other Person shall be absolutely free from any claim of right by Obligor, including any equity or right of redemption, stay or appraisal which Obligor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Obligor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable fees, costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Agent account for the surplus, if any, to any Obligor. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder, except where arising as a result of the Agent’s or any Secured Party’s gross negligence or willful misconduct, as determined by a final non-appealable decision of a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) In the event that the Agent elects not to sell the Collateral, the Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c) The Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Except when an Event of Default has occurred and is continuing, neither the Agent nor any Secured Party shall contact or communicate with, or attempt to contact or communicate with any customer of any Obligor in connection with the Collateral except with the participation of a Responsible Officer of such Obligor.

6.2 Waiver; Deficiency. To the fullest extent permitted by applicable law, each Obligor waives and agrees not to assert any rights or privileges which it may acquire under the UCC, except to the extent arising solely from the gross negligence or willful misconduct of the Agent, as determined by a final non-appealable decision of a court of competent jurisdiction; provided, however, that the Obligors do not waive any rights or privileges to notice or the opportunity to cure otherwise provided under the Loan Documents. Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Secured Party to collect such deficiency. The officers, directors and managers, as applicable, of the Obligors shall in no event be personally liable for any such deficiency.

6.3 Non-Judicial Enforcement. To the extent permitted by applicable law, the Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Obligor expressly waives any and all legal rights which might otherwise require the Agent to enforce its rights by judicial process.

SECTION 7. THE AGENT

7.1 Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Agent, any Secured Party nor any of their Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Secured Parties hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Affiliates shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations (except any notice or demand that is expressly required under this Agreement or any other Loan Document), or to take any steps necessary to preserve any rights against any Obligor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Agent or any Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Agent or any Secured Party now has or may hereafter have against any Obligor or other Person.

7.2 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Obligor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Agent reasonably determine appropriate to perfect the security interests of the Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding the foregoing, each Obligor acknowledges its obligation to file or record financing statements hereunder.

7.3 Authority of Agent. Each Obligor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Obligors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. SUBORDINATION OF INDEBTEDNESS

8.1 Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of Borrower or any other Obligor to Borrower or any Restricted Subsidiary of the Borrower, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Obligor or any other Restricted Subsidiary of the Borrower shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Obligor Claims.

8.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Agent on behalf of the Agent and the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Agent for the benefit of the Agent and the Secured Parties for application against the Obligations as provided under the Credit Agreement. Should Agent or any Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon Full Payment of the Obligations and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Agent and the Secured Parties to the extent that such payments to the Agent and the Lenders on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Agent and the Secured Parties had not received dividends or payments upon the Obligor Claims. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Agent and Lenders that the Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent and Lenders, or allow the claim of Agent and Lenders in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

8.3 Payments Held in Trust. In the event that notwithstanding Section 8.1 and Section 8.2, any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Agent and the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, for the benefit of the Secured Parties; and each Obligor covenants promptly to pay the same to the Agent.

8.4 Liens Subordinate. Each Obligor agrees that, until the Full Payment of the Obligations and the termination of all of the Commitments, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Agent or any Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Agent, no Obligor, during the period in which any of the Obligations are outstanding or the Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

8.5 Notation of Records. Upon the request of Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

SECTION 9. MISCELLANEOUS

9.1 Waiver. No failure on the part of the Agent or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

9.2 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3 Payment of Expenses, Indemnities, Etc.

(a) Each Obligor, jointly and severally, agrees to pay or reimburse each Secured Party for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Agent or any Secured Party, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against an Obligor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Obligor is a party.

(b) Each Obligor, jointly and severally, agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Obligor, jointly and severally, agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent Borrower would be required to do so pursuant to Section 14.2 of the Credit Agreement.

9.4 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.1 of the Credit Agreement.

9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.

9.6 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or removal of the Agent, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and each Obligor shall take such action as may be reasonably requested by the Agent and the Secured Parties to effect such reinstatement.

9.7 Counterparts; Execution; Entire Agreement.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

(b) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS AMONG THE PARTIES.

(c) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT, AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF.

(d) Time is of the essence with respect to this Agreement and all Obligations.

9.8 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.9 Set-Off. At any time during an Event of Default, Agent, the Secured Parties, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Secured Party or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Secured Party or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Secured Party or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Secured Party and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

9.10 Governing Law; Submission to Jurisdiction.

(a) UNLESS EXPRESSLY PROVIDED OTHERWISE IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (EXCEPT TO THE EXTENT GOVERNED BY THE UCC) AND, WHERE APPLICABLE, FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

Notwithstanding anything to the contrary in this Section 9.10, with respect to any dispute involving any Obligor incorporated under the laws of Mexico, each of the parties hereto:

(i) expressly, irrevocably and unconditionally agrees to submit for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; and

(ii) waives any other jurisdiction to which it may be entitled by reason of its present or future domicile or otherwise.

9.11 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent hereby also waives on behalf of the Secured Parties) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, notice of intent to accelerate, notice of acceleration, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement, exemption stay, extension and redemption laws and all respects of marshalling in the event of any sale or disposition of the Collateral; (f) any claim against Agent, any Secured Party or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent and the Secured Parties entering into the Loan Documents and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.12 Acknowledgments. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this Agreement and any arranging or other services by Agent, any Lender or any of their Affiliates are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender or any of their Affiliates, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

9.13 Releases.

(a) Release Upon Payment in Full. The grant of a security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Agent has (i) retransferred and delivered all Collateral in its possession to the Obligors, and (ii) executed a written release or termination statement and reassigned to the Obligors without recourse or warranty any remaining Collateral and all rights conveyed hereby. At such time as the Payment in Full of the Obligations and the termination of the Commitments, the Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Obligors and declare this Agreement to be of no further force or effect, subject to the reinstatement provisions set forth herein.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement to a Person that is not, and is not required to be, an Obligor, then the Agent, at the request and sole expense of such Obligor, shall promptly (but in any event within ten (10) Business Days of receipt by the Agent of a written notice from the Borrower with respect to such disposition) execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement to a Person that is not, and is not required to be, an Obligor; provided that the Borrower shall have delivered to the Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Agent or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Agent and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) toward the Obligations in the full amount then outstanding.

9.14 Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Agent and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Agent.

9.15 Incorporation by Reference. The parties to this Agreement acknowledge that all of the rights, protections, immunities and powers, including, without limitation, the right to indemnification applicable to CIT Northbridge Credit LLC as Agent under the Credit Agreement are hereby incorporated by reference and shall be applicable to CIT Northbridge Credit LLC as Agent under this Agreement as if fully set forth herein.

9.16 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Agent acknowledges that the Liens and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, is subject to the provisions of the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, in each case to the extent in effect. In the event of a conflict or any inconsistency between the terms of any Intercreditor Agreement or any Junior Lien Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement or the Junior Lien Intercreditor, as applicable, shall prevail to the extent then in effect.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered to be effective as of the date first above written.

BORROWER:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page – Guaranty and Security Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered to be effective as of the date first above written.

GUARANTORS:	HORNBECK OFFSHORE SERVICES, LLC

HORNBECK OFFSHORE OPERATORS, LLC

HOS PORT, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page – Guaranty and Security Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered to be effective as of the date first above written.

GUARANTORS:	HORNBECK OFFSHORE SERVICES DE
MEXICO, S. DE R.L. DE C.V.

	By:	/s/ Samuel A. Giberga
	Name:	Samuel A. Giberga
	Title:	Vice President

[Signature Page – Guaranty and Security Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered to be effective as of the date first above written.

GUARANTORS:	HORNBECK OFFSHORE NAVEGACAO, LTDA

	By:	/s/ Robert Thomas Gang
	Name:	Robert Thomas Gang
	Title:	Officer

[Signature Page – Guaranty and Security Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered to be effective as of the date first above written.

AGENT:	CIT NORTHBRIDGE CREDIT LLC

	By:	/s/ Donna Evans
Name: Donna Evans
Title: Authorized Signatory

[Signature Page – Guaranty and Security Agreement]